Exhibit 16.1

April 23, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Goldleaf Financial Solutions, Inc.
File No. 000-25959

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Goldleaf Financial Solutions, Inc. dated April 20, 2007, and agree with the statements concerning our Firm contained therein.

We have no basis to agree or disagree with the statements made in the fourth, fifth and sixth sentences in the third paragraph of Item 4.01.

Very truly yours,

/s/ Grant Thornton LLP